Goldman Sachs Trust (the “Trust”)

Goldman Sachs Asset Allocation Portfolios

Class A, B and C Shares of

Goldman Sachs Balanced Strategy Portfolio

Goldman Sachs Growth and Income Strategy Portfolio
Goldman Sachs Growth Strategy Portfolio
Goldman Sachs Equity Growth Strategy Portfolio

Supplement dated January 9, 2007 to the

Prospectus dated April 28, 2006

Goldman Sachs Specialty Funds

Class A, B and C Shares of

Goldman Sachs U.S. Equity Dividend and Premium Fund

Goldman Sachs Tollkeeper FundSM
Goldman Sachs Structured Tax-Managed Equity Fund
Goldman Sachs Real Estate Securities Fund

Supplement dated January 9, 2007 to the

Prospectus dated April 28, 2006

Goldman Sachs Specialty Funds

Class A and C Shares of

Goldman Sachs International Real Estate Securities Fund

Supplement dated January 9, 2007 to the

Prospectus dated July 17, 2006

     Effective January 9, 2007, the following text is added below the chart under “What Is My Minimum Investment In The Funds” in the section of the Prospectus titled “Shareholder Guide:”

     The minimum investment requirement may be waived for certain mutual fund “wrap” programs at the discretion of the Trust’s officers. No minimum amount is required for subsequent investments.

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